INVESTMENT ADVISORY AGREEMENT

            AGREEMENT made as of May 31, 2007 between BLACKROCK
FUNDS II, a Massachusetts business trust (the "Fund"), and
BLACKROCK ADVISORS, LLC, a Delaware limited liability company
(the "Adviser").

            WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

            WHEREAS, the Fund desires to retain Adviser to furnish investment advisory services to the Fund and Adviser is willing to so furnish such services;

            NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

            1.   Appointment.

                  a. The Fund hereby appoints Adviser to act as investment adviser to the Fund's Portfolios listed on Appendix A attached hereto (the "Portfolios") for the period and on the terms set forth in this Agreement. Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                  b. In the event that the Fund establishes one or more portfolios other than the Portfolios named on Appendix A with respect to which it desires to retain Adviser to act as investment adviser hereunder, the Fund shall notify Adviser in writing. If Adviser is willing to render such services under this Agreement, it shall notify the Fund in writing whereupon, subject to such approval as may be required pursuant to Paragraph 10 hereof, such portfolio shall become a "Portfolio" hereunder and shall be subject to the provisions of this Agreement to the same extent as the Portfolios named on Appendix A except to the extent that said provisions (including those relating to the compensation payable by the Fund to Adviser) are modified with respect to such portfolio in writing by the Fund and Adviser at the time.

            2. Sub-Advisers. Adviser may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of Adviser, to perform investment advisory services with respect to the Portfolios; provided, however, that the compensation of such person or persons shall be paid by Adviser and that Adviser shall be as fully responsible to the Fund for the acts and omissions of any sub-adviser as it is for its own acts and omissions. Adviser may terminate any or all sub-advisers in its sole discretion at any time to the extent permitted by applicable law.

            3.   Delivery of Documents.  The Fund has furnished
Adviser with copies, properly certified or authenticated, of each of the following:

      a. Resolutions of the Fund's Board of Trustees authorizing the appointment of Adviser as the Portfolios' adviser and approving this Agreement;

      b. The Fund's Declaration of Trust as filed with the State Secretary of the Commonwealth of Massachusetts and the Boston City Clerk on April 27,
2007;

      c.   The Fund's Code of Regulations;

      d.   The Fund's Notification of Registration on
Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on May 2,
2007;

      e.   The Fund's Registration Statement on Form N-
1A under the Securities Act of 1933 and the 1940 Act, as filed with the SEC on May 2, 2007, and all amendments thereto (the "Registration Statement"); and

      f. The Fund's most recent prospectuses for the Portfolios (such prospectuses together with the related statements of additional information, as currently in effect and all amendments and supplements thereto, are herein called "Prospectuses").

            The Fund will furnish Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

            4. Services. Subject to the supervision of the Fund's Board of Trustees, Adviser will (either directly or through the sub-advisers employed by it in accordance with
Section 2 hereof) (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Portfolios' assets and (ii) provide a continuous investment program for each of the Portfolios, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolios and may vote, exercise consents and exercise all other rights appertaining to such securities and other assets on behalf of the Portfolios. Adviser will (either directly or through the sub-advisers employed by it in accordance with Paragraph 2 hereof) determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolios and will place the daily orders for the purchase or sale of securities. Adviser will provide the services rendered by it under this Agreement in accordance with each Portfolio's investment objective, policies and restrictions as stated in such Portfolio's Registration Statement and the resolutions of the Fund's Board of Trustees. Adviser further agrees that it:

      a. will comply with (i) the provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended and all applicable rules and regulations of the SEC, (ii) any other applicable provision of law and (iii) the provisions of this Agreement, the Declaration of Trust and the Code of Regulations of the Fund as such are amended from time to time;

      b. will place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency.
Consistent with this obligation, Adviser may, subject to the approval of the Fund's Board of Trustees, select brokers on the basis of the research, statistical and pricing services they provide to a Portfolio and other clients of Adviser or a sub-adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that Adviser determines in good faith that such commission is reasonable in terms of either the transaction or the overall responsibility of Adviser and sub-advisers to the Portfolios and their other clients and that the total commissions paid by each Portfolio will be reasonable in relation to the benefits to such Portfolio over the long-term. In no instance, however, will a Portfolio's securities be purchased from or sold to Adviser, the sub-advisers, the Fund's distributor or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law. Subject to the foregoing and the provisions of the 1940 Act, the Securities Exchange
Act of 1934, as amended, and other applicable provisions of law, Adviser may select brokers and dealers with which it or the Fund is affiliated;

      c. will maintain books and records with respect to each Portfolio's securities transactions and will furnish the Fund's Board of Trustees such periodic and special reports as the Board may request;

      d.   will maintain a policy and practice of
conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When Adviser makes investment recommendations for a Portfolio, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Portfolio's account are customers of the commercial departments of its affiliates. In dealing with commercial customers of its affiliates, Adviser and the sub-advisers will not inquire or take into consideration whether securities of those customers are held by the Fund;
and

      e. will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, any of the Portfolio's and the Fund's prior, current or potential shareholders, and will not use such records, and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

            5. Services Not Exclusive. Adviser's services hereunder are not deemed to be exclusive, and Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

            6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Adviser hereby agrees that all records which it maintains for each Portfolio are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

            7. Expenses. During the term of this Agreement, Adviser will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Fund who are affiliated persons (as defined in the 1940 Act) of Adviser; provided that the Board of Trustees of the Fund may approve reimbursement to Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice required to be provided hereunder) of all personnel employed by Adviser who devote substantial time to Fund operations or the operations of other investment companies advised by Adviser.

            8.   Compensation.

                  a. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay Adviser and Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rates set forth on Appendix A attached hereto. Such fee as is attributable to each Portfolio shall be a separate charge to such Portfolio and shall be the several (and neither joint nor joint and several) obligation of such Portfolio. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

                  b. If in any fiscal year the aggregate expenses of one or more Portfolios (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, Adviser will bear its share of the amount of such excess in proportion to the aggregate fees otherwise payable to it hereunder and to the Fund's co-administrators under their administration agreements with the Fund. The obligation of Adviser to reimburse the Fund under this Paragraph 8(b) is limited in any fiscal year to the amount of its fees otherwise payable hereunder attributable to the Portfolios for such fiscal year, provided; however, that notwithstanding the foregoing, Adviser shall reimburse the Fund for the full amount of its share of any such excess expenses regardless of the amount of fees otherwise payable to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

                  c. For purposes of the fee rates set forth on Appendix A, the net assets of the Portfolios shall be calculated pursuant to the procedures adopted by resolutions of the Fund's Board of Trustees for calculating the value of the Fund's assets or delegating such calculations to third parties.

            9. Limitation of Liability. Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

            10. Duration and Termination. This Agreement will become effective as of the date hereof with respect to each Portfolio listed on Appendix A and, with respect to any additional Portfolio, on the date of receipt by the Fund of notice from Adviser in accordance with Section 1(b) hereof that Adviser is willing to serve as investment adviser with respect to such Portfolio, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to
Section 1(b) hereof) shall have been approved in accordance with the requirements of the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect with respect to each such Portfolio until March 31, 2009. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the particular Portfolio for successive annual periods ending on March 31, provided such continuance is specifically approved at least annually (a) by vote of a majority of those members of the Fund's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of such Portfolio.
Notwithstanding the foregoing, this Agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by the Fund (by vote of the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio), or by Adviser on sixty days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms in the 1940 Act.)

            11. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

            12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

            13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

            14. Use of the Name BlackRock. Adviser has consented to the use by the Fund of the name or identifying word "BlackRock" in the name of the Fund and the Portfolios. Such consent is conditioned upon the employment of Adviser as the investment adviser to the Portfolios. The name or identifying word "BlackRock" may be used from time to time in other connections and for other purposes by Adviser and any of its affiliates. Adviser may require the Fund to cease using "BlackRock" in the name of the Fund and the Portfolios if the Fund (or any Portfolio) ceases to employ, for any reason, Adviser, any successor thereto or any affiliate thereof as investment adviser of the Portfolios.

            15. Release. "BlackRock Funds II" and "Trustees of BlackRock Funds II" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated
April 26, 2007, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Fund. The obligations of "BlackRock Funds II" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Fund personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Fund must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Fund.

            16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors.

            17. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                      BLACKROCK FUNDS II

                                      By:__________________________
                                         Name:
                                         Title:




                                     BLACKROCK ADVISORS, LLC

                                     By:__________________________
                                        Name:
                                        Title:

[PAGE BREAK]








                                                        Appendix A

                              Portfolios and Fees

The information will be in the following order:
Portfolio
Advisory Fee (as a percentage of average daily net assets)

Enhanced Income Portfolio   0.400%

Low Duration Bond Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Intermediate Government Bond Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Intermediate Bond Portfolio II
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Total Return Portfolio II
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Total Return Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Government Income Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Inflation Protected Bond Portfolio
First $1 billion            0.400%
$1 billion - $2 billion     0.375%
$2 billion - $3 billion     0.350%
Over $3 billion             0.325%

GNMA Portfolio
First $1 billion            0.550%
$1 billion - $2 billion     0.500%
$2 billion - $3 billion     0.475%
Over $3 billion             0.450%
Managed Income Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

International Bond Portfolio
First $1 billion            0.550%
$1 billion - $2 billion     0.500%
$2 billion - $3 billion     0.475%
Over $3 billion             0.450%

High Yield Bond Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

AMT-Free Municipal Bond Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Delaware Municipal Bond Portfolio
First $1 billion            0.550%
$1 billion - $2 billion     0.500%
$2 billion - $3 billion     0.475%
Over $3 billion             0.450%

Ohio Municipal Bond Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Kentucky Municipal Bond Portfolio
First $1 billion            0.550%
$1 billion - $2 billion     0.500%
$2 billion - $3 billion     0.475%
Over $3 billion             0.450%

Long Duration Bond Portfolio
First $1 billion            0.500%
$1 billion - $2 billion     0.450%
$2 billion - $3 billion     0.425%
Over $3 billion             0.400%

Conservative Prepared Portfolio.                   0

Moderate Prepared Portfolio                        0

Growth Prepared Portfolio                          0

Aggressive Growth Prepared Portfolio...............0

Prepared Portfolio 2010.Prepared Portfolio 2015....0
Prepared Portfolio 2020                            0

Prepared  Portfolio 2025                           0

Prepared Portfolio 2030                            0

Prepared Portfolio 2035                            0

Prepared Portfolio 2040                            0

Prepared Portfolio 2045                            0

Prepared Portfolio 2050                           0





































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